EXHIBIT 99.2

Codexis, Inc.
200 Penobscot Drive
Redwood City, CA 94063
Tel: 650.421.8100
www.codexis.com

Codexis Announces Interim CFO Departure

Redwood City, CA – June 13, 2012 – Codexis, Inc. (NASDAQ: CDXS), a developer of industrial enzymes to enable the cost-advantaged production of biofuels, bio-based chemicals and pharmaceutical intermediates, today announced that Brian Dowd has resigned as interim Chief Financial Officer, Vice President and Controller, effective June 28, 2012, in order to accept a position at a private technology company. John J. Nicols, the company’s newly appointed President and Chief Executive Officer, and the Board of Directors will continue Codexis’ ongoing search for a permanent CFO.

“We thank Brian for his contributions to Codexis,” said Mr. Nicols. “We are grateful for his leadership, and we all wish Brian the best in his new position.”

About Codexis, Inc.

Codexis, Inc. is a developer of industrial enzymes to enable the cost-advantaged production of biofuels, bio-based chemicals and pharmaceutical intermediates. Codexis’ product lines include CodeXyme™ Cellulase Enzymes and CodeXol™ Detergent Alcohol. Partners and customers include global leaders such as Shell, Merck and Pfizer. For more information, see www.codexis.com.

Contacts:

Investors: Jay Sarwar, ir@codexis.com, 650-421-8126

Media: Wes Bolsen, media@codexis.com, 650-421-2356